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                                                                 EXHIBIT 10.12



LETTER "O"

[The document has illegible signature and ink stamps on every page for N. Base Communications Ltd. and Mirobin, Ltd.]

                           UNPROTECTED LEASE AGREEMENT

                DRAWN UP AND SIGNED IN HAIFA ON DECEMBER 20, 1995

                                 BY AND BETWEEN

                  MIROBIN, LTD. PRIVATE COMPANY NO. 51-170019-7
                   YOKNEAM, INDUSTRIAL ZONE, MIROBIN BUILDING

                              HEREINAFTER, "LESSOR"
                           AS PARTY OF THE FIRST PART

                                       AND

                           N. BASE COMMUNICATIONS LTD.
                          PRIVATE COMPANY NO. 51-213490
                   YOKNEAM, INDUSTRIAL ZONE, MIROBIN BUILDING

                              HEREINAFTER, "LESSEE"
                           AS PARTY OF THE SECOND PART


PART A - DEFINITIONS

A. Premises: Possession rights and lease of space of approximately 1,814 m(2) on the first floor of a building in Yokneam, Industrial Zone, Mirobin Building (hereinafter, "Premises").

B. Lease Period: The Lessor leases the Premises to the Lessee from [crossed out:
1/16/96] 1/23/96 to 1/15/2003 (Clause 4).

C. Start Date of Lease: [crossed out: 1/16/96] 1/23/96.

D. Purpose of Lease: Hi-Tech plants.

The Lessee must use the Premises only for the objective indicated above, and for no other objective whatsoever, without the advance written agreement of the Lessor.

E.  Monthly Lease Fees: 33,740 New Shekels, linked as specified herein under:

F. Lease Fees for the Period: 2,834,160 New Shekels, linked as specified herein under.



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   The annual Lease Fees shall be paid in six-month payments in the amount of
202,440 New Shekels. All sums are linked as specified herein under, and in advance once every six months.

G. Linkage: Linkage to the Consumer Price Index as defined in Clause 6 of this Agreement.

H. Payment for Requirement of Clause 20.2: $1,000 dollars linked per the exchange rate for each late day of return of possession.

I. Load Permitted load weight on the floor of the Premises is 1,000 kg. per m(2) subject to the terms of the second M Certificate of 8/20/95 presented and signed by the Parties.

J. Electricity Connection Supplier of up to 300 amper (Clause 12.3) (subject to the existing certification).

K. Linked Bank Bond, and the aforementioned linkage in the amount of [crossed out: 100,000] $70,000 dollars (Clause 18.1).



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                                        2

WHEREAS the Lessor is the registered owner and/or person entitled to be registered as ownership/lease right holder in block 11495 in lot [crossed out:
103/2] 11, office 2 (hereinafter, "the property");

WHEREAS the Lessor put an industrial structure on the property (hereinafter, "the structure"), in which the Premises are included as defined in Clause 2 as follows;

WHEREAS the Lessee declares that it shall operate a certified plant on the Premises, and wishes to lease a certain part of the structure described herein under from the Lessor under a lease unprotected according to the Tenant Protection Act and regulations;

WHEREAS the Lessor wishes to lease to the Lessee so it can operate a certified plant on the Premises, a certain part of the structure described herein under through an unprotected lease;

WHEREAS the Parties wish to define their relationship, rights and mutual obligations pursuant and specified herein under;

THEREFORE, THE PARTIES HEREBY STIPULATE AND AGREE AS FOLLOWS:

INTRODUCTION

1.1 The establishment and declarations herein constitute an integral part of the terms of the Agreement itself, and they are to be considered as if they were explicitly included therein.

1.2 The clause headings of this Agreement are for convenience purposes only, and are not part of the Agreement.

1.3 All the appendices and supplements of this Agreement constitute an integral part of the Agreement.

1.4 With the signing of this Agreement, all declarations and/or obligations and/or any presentation of the Parties made by them prior to the signature of this Agreement are fundamentally void.

2. Description of the Premises

2.1 A space of 1,814 m(2) on the first floor of the structure in the industrial yards of Yokneam Elit (hereinafter, "the Premises"). An illustration of the Premises marked in the red box shall be attached as Appendix A to this Agreement.



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2.2 The Lessor promises to complete construction of the Premises within 2 months from the date this Agreement is signed, pursuant to the Technical Specifications to be attached as Appendix B to this Agreement.

3. USE OF THE PREMISES

3.1 According to this Agreement, during the Lease Period, the Premises shall be used for the purpose of the objective specified in Part A, Clause 4.

       The Lessee promises not to use the Premises and/or any part thereof for any other purpose, except for the aforementioned purpose, without advance written certification of the Lessor.



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                                        3

3.2 If the Lessee ceases to make the payments of this Agreement for a period of more than three consecutive months, the Lessor shall be permitted to consider this action or omission as if the Lessee were waiving his rights pursuant to this Agreement. The Lessee shall be required (if the Lessor requires same) to vacate the Premises within three months of the written warning of the Lessor, without the matter derogating from the rest of the payments that the Lessee is obligated per this Agreement, and lease fees until the end of the Lease Period.

3.3 Without derogating from any other right held by the Lessor, the Lessee, within three months as specified in the foregoing sub-clause (3.2) shall be permitted to take possession of the Premises after notifying the Lessee in writing about the date of possession.

3.4.1 In the event of lawful possession by the Lessor as specified herein, the Lessee hereby grants irrevocable power of attorney to the Lessor to seize or remove property, equipment and items of the Lessee, hereinafter, "the articles," in the presence of two witnesses who shall certify the list of items with their signatures, and then to store them either at the Premises or elsewhere at the expense of the Lessee, without the Lessor being held liable at all for those items. Similarly, the Lessor shall not be liable for any damage done to the Lessee as a result of this action.

3.4.2 For purposes of Clause 3.2 and Clause 3.4.1, the Lessee grants irrevocable power of attorney to the Lessor to sell the items at his discretion, and to use the proceeds to cover expenses involved in moving the items, storing them, insuring and selling them, and for the payment of any amount owed by the Lessee to the Lessor pursuant to this Agreement.

3.5 In order to remove any ambiguity, it is hereby declared that possession of the articles of the Lessee at the Premises shall not derogate from the ability of the Lessor to act pursuant to Clause 3 herein of the sub-Clauses therein.

4.  LEASING PERIOD

4.1 The Lease Period is for 7 years, starting from [printed: 1/16/96] [handwritten: 1/23/96] (hereinafter, "Lease Start Date"), ending 1/15/2003 ["2" replaces 15 in handwriting] (hereinafter, "Lease Termination Date") pursuant to the conditions specified herein. The period from the Lease Start Date to the Lease Termination Date shall be called hereinafter "Lease Period."

5.  SUITABILITY

5.1 Subject to the declaration of the Lessor that nothing is known about any hidden defect, and the Lessee declares that it saw and physically and legally examined the Premises. The Lessee agrees to accept the Premises in its current state, and acceptance of possession of the Premises shall constitute certification and/or agreement and/or



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acknowledgement by the Lessee that it has seen, checked and examined the
Premises, and found it in good and proper condition, suitable for use, complies with his requirements, and corresponds to his goals, subject to undertaking indicated in Clause 5.2.

5.2 Despite the stipulations in Clause 5.1, if on the day of transfer of possession there is still additional work that needs to be completed, this shall be recorded in the Transfer Minutes, and it shall not in any way cancel the terms of the foregoing Clause 5.1.



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                                        4


6. LEASE FEES

6.1 The Lessee shall pay the Lessor the principal amount of the lease fees as specified in Part A, Clause 5, 6. Linkage adjustments shall be added to the principal amount as defined below:

       INDEX: Means the Consumer Price Index, including fruits and vegetables, published by the Central Bureau of Statistics. If the index base changes, or its calculation and evaluation method changes, or if it is published by another entity, the Lessor shall make the calculation of the increase of the index for the purposes of this Clause, taking into consideration the aforementioned changes.

       BASE INDEX: The index published on 11/15/95.

       NEW INDEX: The last index published from time to time before the date of payment made by the Lessee, as the Lessee was obligated to pay in this Agreement.

       LINKAGE ADJUSTMENTS: The adjustment between the new index and the base index, divided by the base index and multiplied by the principal of the Lease Fees.

6.2 The principal of the Lease Fees plus the linkage adjustments shall be referred to hereinafter as "Lease Fees."

6.3 Lease fees plus VAT that is applicable on the date of actual payment shall be paid for each six-month period in advance [words "no later than" crossed out] on the 16th of the months of January and July each year.

[next 4 lines crossed out]

6.4 In order to remove any ambiguity, it is hereby clarified that the Lessee shall pay all the Lease Fees for the Lease Period whether or not the Lessee uses the Premises.

6.5 The payment of the Lease Fees or any other payment required of the Lessee pursuant to this agreement is to be made in full and on time, that is, a fundamental condition of this Agreement. Non-payment of any payment in full and on time shall constitute a fundamental breach of the Agreement by the Lessee, and the Lessor shall acquire all relief granted the Lessor pursuant to this Agreement and/or any law, including the right to demand vacating of the Premises by the Lessee immediately upon overdue payment if the Lessee does not correct this breach within 10 days of receiving a written warning about same.

6.6 Without derogating from the rights of the Lessor to demand the Premises be vacated, and of any other relief, if the Lessee does not pay the Lessor the Lease Fees and/or any other payment it is required to pay on time pursuant to this Agreement, this sum shall carry arrears interest at a rate that is in effect at that time at Israel Discount Bank, Ltd.



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regarding deviations from an authorized credit line (hereinafter, "Arrears
Interest"), plus linkage pursuant to the terms of this Agreement.

6.8 In order to facilitate collection, the Lessee shall sign an authorization form for the bank according to the format attached hereto (hereinafter, "Authorization Form"). All amounts appearing in this Clause shall be paid using an Authorization Form through a debit to the bank account of the Lessee. As long as the Lessee does not vacate the Premises, the Lessee may not change or cancel the Authorization Form without written approval from the Lessor.

6.9 Without derogating from the terms of the aforementioned sub-Clause 6.8 or the Authorization Form, the Lessee shall submit 14 promissory notes to the Lessor signed by the Lessee and guarantors approved by the Lessor. The sums of the promissory notes, and their due dates shall be the same as those of the Lease Fees plus VAT. Delivery of the promissory notes shall not constitute payment of the principal amounts of the Lease Fees. Only with full payment of the Lease Fees pursuant to this Agreement shall the appropriate promissory notes constitute payment. The Lessee releases the Lessor from debts [illegible] in the promissory note.



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                                        5

6.10 The Lessor promises to make use of the promissory notes only if no payment is made by the Lessee pursuant to the Authorization Form. The Lessee hereby grants the Lessor irrevocable power of attorney to make use of the promissory notes in the aforementioned event(s). After making the payments guaranteed by the promissory notes, pursuant to this Agreement, the Lessor shall return to the Lessee those promissory notes that were paid together with the linkage adjustments.

6.11 Powers of Attorney granted by the Lessee to the Lessor as specified above are irrevocable and may not be changed insofar as the rights of the Lessor are related thereto.

6.12 In addition to the Lease Fees, the Lessee shall pay VAT at a rate established by law on the day of payment.

6.13 Similarly, the Lessee shall pay the linkage adjustments for each payment within 3 days from the payment date if the bank did not do this per the Authorization Form.

7. TAXES, REQUIRED PAYMENTS AND EXPENSES

7.1 The Lessor shall pay property tax for the Premises, as well as any government tax required to be paid and/or to be required to be paid by the property owners.

7.2 The Lessee shall be liable for, and shall make, the following payments for the Premises insofar as they pertain to the period from the beginning of the Lease Period to the end of the Lease Period, and/or until the date on which this Agreement is considered to have terminated, whichever date is later.

       7.2.1 All taxes, fees and obligatory payments required of possessors of property pursuant to law, including municipals fees to be paid to the Yokneam local council.

       7.2.2 All joint expenses, including, and without derogating from the foregoing, water, electricity and gas use fees, as well as telephone usage and maintenance charges.

       7.2.3 Cleaning and maintenance expenses for the joint property at the structure pursuant to the relationship between the Premises and the space of the structure.

       7.2.4 The pro-rata part of the joint building maintenance expenses, the importance of which is accepted by the Parties, such as asphalting and plastering, etc., and expenses of a special nature, shall be arranged in advance in writing.

       7.2.5 If a joint property maintenance company is established, the Lessee shall be responsible for his share of any sum that the maintenance company possessing and/or that shall possess the joint property of the structures (and that shall be appointed by the Lessor). [sic - the sentence appears to be missing a verb].



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7.3 In the event penalties are imposed on the Lessor by virtue of the actions and/or omission of the Lessee, the Lessee shall be required to indemnify the Lessor forthwith for same, plus the legal costs of the Lessor.

7.4 In the event that the Lessee does not make a required payment pursuant to this Agreement, the Lessor shall be permitted, though not required, to make the payment on his behalf, and the Lessee shall be required to repay that sum to the Lessor as soon as it receives the receipt, except for the expenses that are linked per the terms of this Agreement, plus arrears interest as specified herein.



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                                        6

8. INSURANCE

8.1 At its own expense, the Lessee promises to insure the Premises with comprehensive insurance (including third-party insurance, against all risks, including fire, explosion, earthquake, terrorism, acts of war, etc. in a real sum of the Premises, when the beneficiary is the Lessor. The insurance shall include the Lessor Beneficiary. The Lessee must accurately comply with all the terms of the policy). [sic] The Lessor has the right to take out various insurance policies for the Premises in his favor, as long as this does not derogate from the obligation of the Lessee to insure the Premises and its contents.

8.2 The policy shall cover all risks in the regular industrial structure, as well as all additional special risks originating from the production process and storage of substances as effectuated on the Premises by the Lessee.

8.3 Without derogating from the foregoing, the policy shall cover the following risks: fire, lightening, explosion, aircraft impact, supersonic boom, disturbances, strikes, intentional damage, break-in, earthquake, flood, storm, hurricane, water damage, and electric shorts and overheating.

8.4 The beneficiary and/or policy beneficiary shall be the Lessor.

8.5 The Lessee promises to submit a copy of the insurance policy to the Lessor until one-month prior to its entry into the Premises.

8.6 In the event the Lessee does not make the aforementioned insurance payments, the Lessor shall have the right, though not the obligation, to make the aforementioned insurance payments at the expense of the Lessee. The Lessee must return them to the Lessor immediately upon presentation of the payment receipts.

8.7 The Lessee shall have the right to insure himself with additional insurance for which the Lessee is the insurance policy beneficiary.

9. TRANSFER OF THE PREMISES AND/OR LEASE BY THE LESSOR

The Lessor shall have the right to transfer the Premises, including rights of the Lessor pursuant to this Agreement, in full or in part, to any person and/or entity, without having to obtain the agreement of the Lessee, and under the conditions that the rights of the Lessee are not infringed upon pursuant to this Agreement.

The Lessee promises to sign any document it requires, if it requires same, pertaining to transferring to a third-party the rights of the Lessor to the Premises.



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10. OBLIGATIONS OF THE LESSEE

The Lessee promises:

10.1 Not to transfer possession and/or use of the Premises or part thereof, and/or not to lease the Premises or part thereof under a sub-lease or other lease, assign and/or mortgage and/or in any other manner transfer his right to the Premises or part thereof, unless it receives an advance written approval from the Lessor.

10.2 To keep the Premises in good condition, keep the Premises and surroundings in clean condition, including, and without derogating the foregoing, and to arrange the removal of industrial and/or other waste from the Premises and surroundings.

10.3 To permit the Lessor or its proxy to enter the Premises at any acceptable time through advance arrangement in order to examine the conditions of the Premises and/or to show the Premises to other persons or purchasers and/or to carry out repairs on the Premises.



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                                        7

In order to remove all ambiguity, it is hereby clarified that the Lessor is not required to perform any repairs whatsoever or any other work in the Premises.

10.4 To carry out and fulfill all terms, laws and supporting legislation, regulations, decrees and municipal building plans of any authorized agency that are applicable upon the Premises and/or pertaining to use of the Premises.

10.5 To use the Premises in a way that does not cause disturbance and/or discomfort to neighbors, including the Lessee promising not to cause loud noise, smells and shocks that may disturb neighboring plants.

       Any time the terms of this sub-Clause are breached, in addition to any other right held by the Lessor pursuant to this Agreement, and/or pursuant to the provisions of law, the Lessor shall have the right to undertake any examination and/or measurement and./or repair and/or any other action that the Lessor deems necessary to restore the conditions to their previous state and/or to remove the disturbance. All expenses caused thereby to the Lessor shall be applied to, and paid by, the Lessee immediately and/or to whom the Lessor shall direct.

       The Lessee hereby promises to repay the Lessor any sum the Lessor may have expended pursuant to this Clause, plus arrears interest from the date the sums are expended until their repayment by the Lessee. Receipts of the Lessor pertaining to the amount of these payments and other expenses specified herein shall constitute conclusive evidence, and the Lessee promises to pay them immediately at first request.

10.6 Not to hang and/or stand any signs or marks on parts of the Lessor, or on any other part of the structure and/or roof without the written agreement of the Lessor, who shall be permitted to determine the size of signs and the space assigned to them.

The Lessor shall be permitted to remove any sign at the expense of the Lessee that is installed by the Lessee in violation of the terms of this Clause.

The Lessee declares hereby that it does not oppose the setting up of signs on the roof of the structure by the Lessor and/or by any third-party with the permission of the Lessor. Similarly, the Lessor is permitted to attach to the walls of the structure signs including the name and logo of the Lessor, as well as other information pertaining to the Lessor.

10.7 The Lessee shall not place equipment on the Premises that may cause damage to the Premises, and shall not load on the floor of the Premises more than its load intended and specified in Clause I of the definitions.

10.8 The Lessee shall not be permitted to make any use of the sidewalks, streets and any public space outside the Premises except for an objective for which these public spaces are intended.



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11. OBTAINING PERMITS

11.1 The Lessee shall make sure to obtain all required permits pursuant to law for the management of its business.

11.2 The Lessee hereby declares that it is aware that the Lessor shall not be held liable at all for obtaining any permits whatsoever required for managing the business of the Lessee.

11.3 If for any reason whatsoever the Lessee did not obtain a permit to manage his business, this does not exempt the Lessee from payment of Lease Fees until the termination of the Lease pursuant to this Agreement.

12. ELECTRICITY AND WATER

12.1 The Lessee hereby certifies that the supply of electricity and/or water to the Premises is conditional upon an arrangement between itself and the electric company and local authority, as the case may be.



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                                        8

12.2 The Lessee declares that non-provision of electricity and/or water to the Premises does not derogate from his liability pursuant to this Agreement if the reason for same is not dependent on the Lessor.

12.3 The Lessor declares that he will connect tri-phase electricity per the power indicated in Clause 10. The Lessee shall not have the right to contact the Israel Electric Company and request an increase in the electric power to the Premises unless the Lessee received written approval of the Lessor. The Lessor shall provide his written approval subject to considering consumption of the Lessee, and all other lessees in the building where the Lessee is located.

12.4 The Parties shall check and record the condition of the Premises and water and electricity meters on the dates the Lessee enters and departs the Premises.

MAINTENANCE OF THE PREMISES AND REPAIRS

13.1 The Parties agree that the Lessor shall be responsible, at its own expense, for repairing only damage caused to the outside walls and roof of the structure, except for damage to plaster and paint.

13.2 The Lessee shall be responsible, at its own expense, for the repair and maintenance of the other parts of the structure not mentioned in the aforementioned Sub-Clause 13.1, including joint property as defined in Clause 15 hereinafter, including appliances, electrical, water and plumbing systems, sanitary facilities, fences and gates. The Lessee shall also be responsible, at its own expense, for repairs to the Premises that are not the result of reasonable wear and tear. Wear and tear caused by the use of the Premises by the Lessee shall not constitute reasonable wear and tear, and the Lessee shall be obligated to repair any damage caused to the Premises as a result therefrom. In any case, the Lessee shall repair any damage caused to the Premises when the value of such damage does not exceed $100 dollars for the said repair.

13.3 Within a reasonable period, the Lessor shall repair those parts of the Premises that the Lessor is required to maintain, and subject to the foregoing sub-Clauses 13.1 and 13.2, unless the cause of damage to those parts of the Premises originates from reasonable wear and tear, subject to the terms of sub-Clause 13.4.

13.4 The Lessee shall notify the Lessor about any damage caused to parts of the Premises, as specified in the foregoing sub-Clause 13.1 within a reasonable time, and no later than 48 hours from when they are discovered. If the Lessee does not notify the Lessor as stated, the Lessee shall bear all additional expenses incurred by the Lessor pursuant to non-notification to the Lessor by the deadline. In addition to the foregoing, the Lessee promises to notify the Company within 48 hours of any damage caused to the Premises, or any part thereof, which is not specified in the foregoing sub-Clause 13.1,



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whether such damage is caused by the Lessee or by any other factor (hereinafter,
"the event"). If the Lessee does not report the event within the required one-month, the obligation for repairing damage to parts of the Premises indicated in the foregoing sub-Clause 13.1 shall be borne by the Lessee.

13.5 The Lessee promises to use the Premises in a cautious and correct manner, and to prevent any degradation or damage thereto. Any time any damage or degradation is caused to the Premises, or any part related thereto by the Lessee and/or the employees and/or guests and/or anyone else entering the Premises with permission of the Lessee to undertake repairs, the Lessee promises to immediately repair such damage or degradation at its own expense. In the event the Lessee does not fulfill the terms of this Clause, the Lessor shall have the right, but without affecting his right to any other remedy or relief, to demand from the Lessee either during or after the Lease Period the cost or assessed cost of the repairs, or the assessed expenses for repairing any damage. This applies even before the Lessor effectuates the repairs or repairs the damage.

14. ALTERATIONS TO THE PREMISES

14.1 The Lessee promises not to alter the Premises in any way whatsoever, and not to add anything thereto or derogate therefrom without receiving advance written permission from the Lessor.

14.2 Any addition, alteration or improvement made to the Premises, and improvements and alterations to the walls and/or ceilings and/or floor of the Premises, and to any other part of the Premises, shall constitute a part of the Premises, and shall belong to the Lessor. The Lessee shall be required to leave them in the Premises at the end of the Lease Period, and may not require the Lessor to participate for same. In any case, all the foregoing shall not constitute key money payment.

14.3 Notwithstanding the terms of sub-Clause 14.2, at any time before the end of the Lease Period, the Lessor shall have the right to require the Lessee to remove and/or clear away the alterations and/or additions and/or improvements from the Premises or part thereof. In such case, the Lessee shall be required to do so at its own expense, and to restore the condition of the Premises to its former condition as it was on the first day of the Lease. If the Lessee refuses to do so, the Lessor shall have the right to do it at the expense of the Lessee. If the Lessee does not pay the Lessor for performing these activities within 7 days from when it receives the written request, then the Lessor shall be permitted to sue for payment, plus arrears interest.

14.4 The Lessee shall pay the Lessor Lease Fees pursuant to this Agreement, even if the Lease Period shall have expired for the time required to restore the condition of the Premises to their former condition.


15. JOINT BATHROOM FACILITIES

15.1 The Lessee is permitted to use the bathroom facilities and other joint installations, if such exist, (hereinafter, "joint property") in the Building.

15.2 Together with the other lessees in the Building, the Lessee shall be liable for cleaning and maintenance costs of the joint property of the Building, including the air-raid shelter, garden, lighting, water supply, plumbing and drainage.

15.3 The Lessee shall bear the costs pursuant to the foregoing sub-Clause 15.2 based on the ratio between the space of the leased Premises and the total space of all units in the Building.

15.4 The Lessor shall have the right, according to its exclusive discretion, to carry out the activities under Clause 15 and its sub-Clauses, or part thereof, by itself or through another party, so long as the Lessor notifies the Lessee in writing of its intentions 30 days in advance.

15.5 If the Lessor notified the Lessee of its intention to provide services as stated in sub-Clause 15.4, the Lessee shall pay the Lessor any amount paid by the Lessor for supply of such services, subject to the division indicated in this Clause.

15.6 All rules applying to any amount owed by the Lessee pursuant to this Clause shall be considered under the same rules as Lease Fees in every way.

16. LIABILITY TOWARD THIRD PARTIES

16.1 The Lessee is liable toward any third-party for any damage of any type or kind whatsoever, for whatever reason whatsoever, and indicated hereinafter, without there being a closed list - damage caused to any person and/or property whatsoever, including, but not derogating from the foregoing, visitors at the Premises, employees of the Lessee, and any person found within the boundaries of the Premises, originating from the condition of the Premises, and/or equipment installed therein, and/or work, business, activity or omission that may occur there, and/or from the conduct of the Lessee and/or its employees, and/or clients and/or suppliers and/or service provider found within the boundaries of the Premises or the nearby environment, in the service and/or with the permission of the Lessee, whether or not such person is at the Premises with permission, and whether or not incidentally or otherwise.

16.2 Without derogating from the terms of the foregoing sub-Clause 16.1, the Lessee promises to take all steps to cancel any demand and/or suit against the Lessor for any damage as stated in the foregoing sub-Clause 16.1, and to indemnify the Lessor immediately upon first request of the Lessor in the amount of any funds that the Lessor is forced to pay under a demand and/or suit, and for any other expenses appertaining thereto.

17. NON-APPLICABILITY OF PROTECTED TENANT LAWS

17.1 The Parties state that they are aware that pursuant to the Protected Tenant Act (combined version), 1972 (hereinafter, "the Law"), the Lessee shall not be protected pursuant to the Law and/or any other rule, with all regulations and/or its entirety. The protection of the Law shall not apply to this Lease.

17.2 The Lessee hereby explicitly declares that it did not pay and/or give any key money for the Premises and/or appertaining thereto. Therefore the protection of the Law shall not apply to the Premises and/or for the Premises, and/or in relation to the Lease between the Parties, and, inter alias, pursuant to the terms of the Law.

18. BANK GUARANTY

18.1 In order to guarantee all of the obligations of the Lessee pursuant to this Agreement including, and without derogating from the rest of the obligations of the Lessee, that the Premises are vacated by the Lessee on time; that all damage caused to the Premises is paid for; and that Lease Fees and other payments incumbent on the Lessee pursuant to this Agreement are paid. The Lessee shall deposit a bank bond for a period of up to 120 days after the end of the Lease Period with Attorney Matari, hereinafter, "the Trustee," for purposes of this deposit at the time this Agreement is signed.

18.2 The Trustee shall deliver the said bank bond to the Lessor if the Lessee does not fulfill any obligation pursuant to this Agreement, including if the Lessee does not vacate the Premises on time, and/or does not make any payment of Lease Fees and payments incumbent upon the Lessee pursuant to this Agreement, as well as if the Lessee does not pay for the damage caused to the Premises.

18.3 The Lessee promises to present the signature of its managers on the bank bond, as specified in Clause 28 herein.

19. REMEDIES

19.1 Without derogating from the obligations of the Lessee pursuant to this Agreement, and with the right of the Lessor to obtain relief and/or other remedy, subject to the choice of the Lessor to cancel it, this Agreement shall be considered cancelled, shall be terminated immediately, the right of the Lessee to retain the Premises shall terminate and the Lessor shall have the right to demand that the Premises be immediately vacated by the Lessee in the following cases:

       19.1.1 If the Lessee violates or does not fulfill any term or obligation included herein.

       19.1.2 If the Lessee is declared to be bankrupt and/or a Receiver is appointed over its assets, or if a Liquidator is appointed over the Lessee.

       19.1.3 If shareholders transferred control of their shares in the Company of the Lessee without receiving advance written approval from the Lessor for the foregoing transfer. After appropriate advance written contact, the Lessor may not oppose such transfer if it is reasonable to know the Trustee, and is not negatively affected by securities and obligations of the Lessee, as long as the guarantors continue to be guarantors for the obligations of the Lessee and the guaranties are not replaced to the satisfaction of the Lessor.

19.2 The Lessee promises to pay the Lessor Lease Fees for the entire period indicated in this Agreement in the event the Lessee vacates the Premises before the end of the said Period following a violation of a term or obligation included in the Agreement.

19.3 Any Party violating this Agreement shall be required to indemnify the other Party for any damage of any type and kind whatsoever that may be caused to the other Party following this violation, and without derogating from the rights of the Parties to any other relief according to law and/or to this Agreement.

19.4 The Lessor declares that it is aware that, only on the basis of this Lease Agreement that is executed with a lessee [sic] that is an approved plant, does the Lessor [sic] have the status of an approved plant. The Lessee promises to indemnify the Lessor for any damage caused to the Lessor if for any reason whatsoever the Lessee refrains from fulfilling the Agreement and/or takes any action to cancel or prevent the status of the Lessor as an approved plant.

19.5 Without derogating from the right of any Party to cancel the Agreement and/or to seek relief and/or other remedy from this power and/or from any law, if the Lessee violates a fundamental provision of this Agreement, and does not correct it within 7 days from the day of the event, then the Lessee shall be liable to indemnify the Lessor for the amount in New Shekels equal to $50,000 dollars per the exchange rate of the dollar at the time of the actual payment.

20. VACATING THE PREMISES

20.1 The Lessee promises to vacate the Premises at the end of the Lease Period, or if the Lessee violates this Agreement, and the Lessor shall require that the Premises be vacated even before the end of the Lease Period, whichever date is earlier, to return the Premises to the Lessor free of any person or object, in good and proper condition, and able to be used the same way it was when the Lessee received it, except for wear and tear arising from regular and reasonable use.

20.2 If the Lessee does not vacate the Premises in a manner and on the date required pursuant to the terms of this Agreement, or upon lawful cancellation by the Lessor, then without derogating from any other right held by the Lessor pursuant to law and/or this Agreement, the Lessee shall be required to pay the Lessor a sum in New Shekels equal to $1,000 dollars according to the exchange rate of the U.S. dollar published by the Bank of Israel on the day of actual payment for each delayed day or arrears in transferring possession of the Premises to the Lessor; this shall be the same as indemnification fees that are determined and agreed upon in advance. Payment of the amount pursuant to this Clause shall not grant the Lessee any right to continue to possess the Premises.

21. CANCELLATION OF THE AGREEMENT

21.1 The Parties agree that this Agreement shall be considered null and void if one of the following situations occurs:

       a. If a decree of receipt of property is issued against the Lessee.

       b. If a court ruling to liquidate the Lessee is issued.

       c. If a Receiver is appointed over the property of the Lessee or over a portion of its property.

The cancellation shall be valid from the date the request is submitted against the Lessee until the date a decree of receipt of the property or request for liquidation or execution of distraint, and/or appointment of a Receiver, and on the condition that the aforementioned request was not cancelled within 45 days from the date the request letter is received from the Company.

21.2 In addition to any relief to which the Lessor has the right to demand pursuant to this Agreement, and/or pursuant to law, without derogating from the totality of the foregoing, the Lessor shall have the right to bring about the immediate cancellation of this Agreement in the following cases:

       a. Non-delivery of promissory notes as specified in the aforementioned Clause 6.9.

       b. Non-delivery of the Authorization Form or its cancellation, as specified in the aforementioned Clause 6.8.

       c. Non-use of the Premises as specified in the aforementioned in Clause
3.

       d. Transfer of the rights of the Lessee to the Premises to another person in opposition to the terms of the aforementioned Clause 10.1.

       e. Delay in payment of any amount owed by the Lessee to the Company within 7 days from the payment date.

       f. Creation of a disturbance that may disturb the neighboring plants of the Premises.

       g. Any action in opposition to the terms of the aforementioned Clause of this Agreement.

21.3 If the Lessor notified the Lessee of the cancellation of the Agreement, the Lessee shall contact the Lessor within 15 days of the date the Lessee receives the notification.

21.4 No provisions of this Clause derogate from the rights of the Lessor pursuant to this Agreement or to law.

22. LEGAL FEES AND MISCELLANEOUS

22.1 It is stipulated and agreed between the Parties that in the event that the Lessee does not vacate the Premises at the end of the Lease Period, or after notification of the cancellation of the Lease is sent pursuant to the terms of Clause 21 of this Agreement, then in addition to all relief established in this Agreement and law, the Lessee shall bear all expenses incurred by the Lessor in all matters pertaining to legal proceedings against the Lessee in relation to any discussion or lawsuit or action in execution office. This includes attorney's fees of the Lessor (hereinafter, "legal fees").

In order to remove all ambiguity, the Lessee shall be required to repay the Lessor for all reasonable expenses caused to the Lessor for filing a lawsuit and/or execution procedures, even if these expenses were not approved for payment by the court or the execution, for any reason whatsoever. The expenses specified in this sub-Clause shall be included within the context of the legal fees of the Lessor, and the terms of Clauses 22.2 and 22.3 shall apply thereto.

22.2 The Lessee shall pay the Lessor for the legal fees immediately after the Lessor sends a written request; this shall include arrears interest from the date the request letter is sent until actual payment.

22.3 The Parties agree that the documents of the Lessor shall serve as final and conclusive evidence about the extent of the legal fees.

23. GUARANTY AND OBLIGATION

The Lessee promises that in order to carry out its obligations pursuant to this Agreement. the Lessee shall have a Guaranty and Commitment Note signed by guarantors who shall be approved by the Lessor, in the format specified in Clause 28.

24. NON-WRITE-OFF OF PAYMENTS

The Parties agree that the sums for which they are liable and/or shall be liable to each other under this Agreement, or any other purpose, shall not be written off.

25. FUNDAMENTAL CLAUSES

It is agreed that the following clauses of the Agreement shall be considered as fundamental and principal clauses, and a breach of any one of them: 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 23, 24 -- shall constitute a fundamental violation of this Agreement as this concept is understood in the Contract Act (Contract Violation Remedy), 1970.

26. MISCELLANEOUS

26.1 The terms of the Contract Act (Contract Violation Remedy), 1970 shall apply to this Agreement to the extent they complete what is specified in this Agreement.

26.2 No waiver, extension or assumption or restraint from any action, either in general or on time, by the Lessor or Lessee shall constitute a waiver of rights of the Lessor or Lessee pursuant to this Agreement.

26.3 Any alteration in the terms of this Agreement shall be valid only if drafted in writing and signed by both Parties.

26.4 The Parties declare that they have read this Agreement in detail, and signed it of their own free will, after they understood its contents.

26.5 The Lessee shall bear the fee stamp expenses for this Agreement in the amount of 11,337 New Shekels, and shall participate in a portion of the legal fees of the Lessor for drafting this Agreement in the amount of [5,000 crossed out] [handwritten: 2,000] New Shekels plus VAT.

26.6 The Parties agree that the authorized court in the district of Haifa is chosen as the exclusive jurisdiction for all matters arising from this Agreement.

27. NOTIFICATION

The addresses of the Parties for purposes of this Agreement are as specified in the Introduction of this Agreement. Any notification sent by registered mail with return receipt requested sent by one Party to the other shall be considered to have been delivered at the end of 72 hours from the time it was sent, and if hand-delivered, at the time of its delivery.

The addresses of the Parties as specified herein shall also constitute their addresses for purposes of delivery of court documents.

IN WITNESS WHEREOF,
[illegible signature]                       [illegible signature]
Mirobin Ltd.                                N. Base Communications Ltd.

                                            Private Company 51-213490-9

                                  GUARANTY NOTE

28. PERSONAL GUARANTY

We the undersigned:

1.                    ID No.                From:

2.                    ID No.                From:

(hereinafter, "Lessee Managers")

We jointly and severally guaranty the performance of all obligations of the Lessee pursuant to this Agreement.

                        Agreement Supplement from (Date):


Mirobin Ltd. (hereinafter, "the Lessor") agrees that despite the foregoing stated in Part A, Clause 2 of the Lease Agreement of 12/20/95, the Lessee N. Base Communications Ltd. is permitted to shorten the Lease Period with one-year advance written notice regarding its wish to shorten the Lease Period to 1/25/99 ["25" overwrites "15"] on the condition that they present to the Lessor an alternative tenant [in handwriting: who is also an approved plant] at least under these same Agreement terms [handwritten: and for a period of at least 4 years].

In witness whereof,

IN WITNESS WHEREOF,
[illegible signature]                              [illegible signature]
Mirobin Ltd.                                       N. Base Communications Ltd.






k-5/mirobin1